Exhibit 99.1

Viatris Announces Chief Financial Officer Transition

Theodora “Doretta” Mistras to Depart; Paul Campbell Named Interim CFO

PITTSBURGH – May 4, 2026 – Viatris Inc. (Nasdaq: VTRS), a global healthcare company, today announced that Theodora “Doretta” Mistras, Chief Financial Officer, will depart the Company for a new professional opportunity.

Viatris has named Paul Campbell, currently Chief Accounting Officer and Corporate Controller, as interim Chief Financial Officer, effective May 8, 2026, while the Company conducts its search for a permanent successor. Mistras will remain with the Company until May 22, 2026, to facilitate a seamless transition.

“We thank Doretta for her significant contributions, which have helped prepare the Company to enter a period of sustainable future growth,” said Scott A. Smith, CEO, Viatris. “Given Paul’s deep knowledge of Viatris and his financial expertise and experience, we are confident he is the right transitional leader to maintain continuity and operational discipline while we focus on positioning the Company for sustained long-term growth.”

Campbell brings more than two decades of experience in accounting, financial operations and corporate leadership to the position. In his current role as Chief Accounting Officer and Corporate Controller of Viatris, Campbell oversees the Company’s global accounting and finance operations. Since joining Viatris’ legacy company, Mylan, in 2002, Campbell has played a key role in strengthening financial processes, supporting strategic initiatives and maintaining disciplined financial management across the organization.

Prior to his current role, Campbell served as Mylan’s Chief Accounting Officer, Senior Vice President and Controller, where he was responsible for the Company’s accounting, financial operations and reporting. During his tenure, he has held positions of increasing responsibility across internal audit, business development, corporate development and operations finance, contributing to the Company’s growth and transformation. Earlier in his career, Campbell spent nearly a decade at Deloitte & Touche, where he served as a Senior Manager in Audit. Campbell holds a Bachelor of Science in Accounting from Pennsylvania State University.

Viatris will release financial results for the first quarter of 2026 on May 7, 2026, and will host a conference call at 8:30 a.m. ET to discuss the results.

About Viatris
Viatris Inc. (Nasdaq: VTRS) is a global healthcare company whose mission is to empower people worldwide to live healthier at every stage of life. We meet the needs of patients around the world by acting decisively with ingenuity and resolve. Whether we’re developing new medicines, working to maintain a resilient supply of needed therapies, or pursuing bold innovation, we strive to deliver solutions that are effective at scale and built to endure. We’re purpose-built to make an impact with a dynamic portfolio that spans generics, established brands and innovative medicines that address areas of significant unmet need. We are headquartered in the U.S., with global centers in Pittsburgh, Shanghai, China, and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on LinkedIn, Instagram, YouTube and X.

Exhibit 99.1
Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements that Mistras’s significant contributions have helped prepare the company to enter a period of sustainable future growth; and that given Campbell’s deep knowledge of the Company, his financial expertise and experience, we are confident he is the right transitional leader to maintain continuity and operational discipline while we focus on positioning the company for sustained long-term growth. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities; the possibility that the Company may be unable to achieve the intended or expected benefits of its enterprise-wide strategic review and related cost-saving and restructuring activities within the expected timeframe or at all; the possibility that the Company may be unable to achieve intended or expected benefits in connection with divestitures, acquisitions, strategic alliances, collaborations, or other transactions, or restructuring programs, within the expected timeframes or at all; the Company's failure to achieve expected or targeted future financial and operating performance and results; the ability to attract, motivate and retain key personnel; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis; and the other risks described in Viatris' filings with the Securities and Exchange Commission ("SEC"). Viatris routinely uses its website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). Viatris undertakes no obligation to update these statements for revisions or changes after the date of this press release other than as required by law.

Contacts

Media:
+ 1.724.514.1968
Communications@viatris.com

Jennifer Mauer
Jennifer.Mauer@viatris.com

Matt Klein
Matthew.Klein@viatris.com

Investors:
+ 1.724.514.1813
InvestorRelations@viatris.com

Bill Szablewski
William.Szablewski@viatris.com